MODTECH HOLDINGS, INC.
2830 Barrett Avenue
Perris, California 92571

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 13, 2006

To the Holders of Common Stock of Modtech Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Modtech Holdings, Inc. (the “Company”) will be held at The Huntington Hotel, 1075 California Street, San Francisco, California 94108, on Tuesday, June 13, 2006 at 8:30 a.m., local time, for the following purposes:

1.	To elect a board of seven (7) directors, with each director so elected to hold office until the next Annual Meeting and until their successors have been duly elected and qualified;

2.	To approve an amendment to the Company's 2002 Nonstatutory Stock Option Plan to allow for the granting of additional forms of equity awards.

3.	To ratify the appointment of Peterson & Company as the independent auditors of the Company for the current fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the Annual Meeting and any continuation or adjournment thereof.

The Board of Directors has fixed the close of business on May 8, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A copy of the Annual Report of the Company for the fiscal year ended December 31, 2005 and a Proxy Statement accompany this notice.

All stockholders are cordially invited to attend the Annual meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, STAMPED ENVELOPE. Your proxy is revocable by written notice to the Company at any time prior to the exercise thereof. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

By Order of the Board of Directors,

Dennis L. Shogren,
Senior Vice President of Finance, Chief Financial Officer and Secretary
Perris, California
May 8, 2006

IMPORTANT:    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO IT BEING EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY IF YOU WISH.

MODTECH HOLDINGS, INC.
2830 Barrett Avenue Perris, California 92571

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 13, 2006

Purpose

Modtech Holdings, Inc. (sometimes referred to in this Proxy Statement as the “Company”) is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at The Huntington Hotel, 1075 California Street, San Francisco, California 94108, on Tuesday, June 13, 2006 at 8:30 a.m. local time, and at any continuation or adjournment thereof (the “Annual Meeting”). We are mailing this Proxy Statement, proxy card and our 2005 Annual Report to stockholders on or about May 12, 2006.

Proxies are being solicited to give all stockholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on the matters to be voted on at the Annual Meeting or any adjournment of that meeting.

Who Can Vote

You can vote if you were a stockholder of record of the Company as of the close of business on May 8, 2006. Your shares can be voted at the Annual Meeting only if you are present or represented by a valid proxy.

How to Vote

You can vote your shares either by using the enclosed proxy card or by voting in person at the Annual Meeting by written ballot. If you are planning to attend the Annual Meeting, you should bring proof of identification for entrance to the meeting. If your shares are held in the name of a broker, bank or other nominee, you may be asked to present proof of identification and a statement from the broker, bank or other nominee, reflecting your beneficial ownership of our common stock as of May 8, 2006, as well as a proxy from the nominee to you.

Voting by Proxy

To vote your shares by proxy, complete and return the enclosed proxy card to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card, to approve the proposed amendment to our 2002 Nonstatutory Stock Option Plan (the “2002 Stock Option Plan”) and to ratify the appointment of Peterson & Company as our independent auditors. You can abstain from voting on any or all of the proposals.

If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for director, in favor of the proposed change to the 2002 Stock Option Plan and in favor of ratifying the appointment of Peterson & Company as our independent auditors.

If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy card will have discretion to vote for you on those matters. As of the date of this Proxy Statement, we know of no other matters to be presented at the Annual Meeting.

Voting at the Annual Meeting

Written ballots will be available from the Company’s Secretary at the Annual Meeting. If your shares are held in the name of a broker, then you must obtain a proxy, executed in your favor, from the holder of record in order for you to vote your shares at the meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Annual Meeting, then there is no need to vote again, unless you wish to change your vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company’s Secretary in writing at the address on the Notice of Annual Meeting that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Determining the Number of Votes You Have

Your proxy card indicates the number of shares of common stock that you own. Each share of common stock has one vote.

Quorum

A majority of the outstanding shares of our common stock as of the record date must be present, either in person or by proxy, in order for a quorum to be present to conduct the Annual Meeting. On April 25, 2006, 17,379,978 shares of our common stock were outstanding. Abstentions and broker non-votes are counted as present in determining whether or not there is a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

Required Vote - Election of Directors

Directors are elected by a plurality of the votes, which means the seven nominees who receive the largest number of properly executed votes will be elected as directors. Each share of our common stock is entitled to one vote for each of the seven director nominees. Cumulative voting is not permitted. If you do not vote for a particular nominee, or if you indicate that you want to withhold authority to vote for a particular nominee on your proxy card, then your vote will not count for or against the nominee. Shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the outcome of the election. If any director nominee decides that he does not want to stand for this election, the persons named as proxies in your proxy card will vote for substitute nominees. As of the date of this Proxy Statement, we are not aware of any nominee who does not intend to stand for election.

Required Vote - Amendment to the 2002 Stock Option Plan

To be approved, this matter must receive the affirmative vote of a majority of the total votes cast on the proposal. Brokers holding shares for beneficial owners do not have the discretion to vote on this matter, but may vote only if given voting instructions from the beneficial owner of the shares. An abstention or “broker non-vote” is not counted as a vote cast on the proposal.

Required Vote - Ratification of Auditors

To be approved, this matter must receive the affirmative vote of a majority of the total votes cast on the proposal. Brokers holding shares for beneficial owners have the discretion to vote on the ratification of auditors without voting instructions from the beneficial owners of the shares. An abstention or “broker non-vote” is not counted as a vote cast on the proposal.

Required Vote - Other Matters

For any other matters properly considered at the meeting to be approved, they must receive the affirmative vote of a majority of the total votes cast on the proposal, unless the vote of a greater number of shares is required by law or our Certificate of Incorporation or Bylaws.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. It is expected that proxies will be solicited exclusively by mail; however, if it should appear to be desirable to do so, solicitation may be made by telephone, telegraph or personal interview by our directors, officers and other regular employees, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate voting materials to our stockholders, we are delivering only one set of this Proxy Statement and our Annual Report to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders.

How to Obtain a Separate Set of Voting Materials

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at: (951) 943-4014 or by writing us at: Modtech Holdings, Inc. 2830 Barrett Avenue, Perris, California 92571 Attn: Dennis L. Shogren, Chief Financial Officer.

Proposal No. 1

ELECTION OF DIRECTORS

The Company’s current Board of Directors has nominated seven (7) individuals, David M. Buckley, Robert W. Campbell, Daniel J. Donahoe III, Stanley N. Gaines, Charles R. Gwirtsman, Charles C. McGettigan and Myron A. Wick III, for election as directors of the Company at the Annual Meeting, each to serve as such until the next annual meeting of the Company’s stockholders and until their respective successors are elected and qualified. Each of the nominees is a current member of the Company’s Board of Directors. Although it is not presently contemplated that any nominee will decline or be unable to serve as a director, in either such event, the proxies will be voted by the proxy holder for such other persons as may be designated by the present Board of Directors should any nominee become unavailable to serve.

Nominees

Certain information concerning the seven nominees is set forth below:

David M. Buckley, age 41, has been a director and the President and Chief Executive Officer of the Company since September 2004. From 1998 to 1999 and from 2001 through 2004, Mr. Buckley held senior executive and management positions at various divisions and subsidiaries of General Electric Company (“GE”) and GE Capital where he was responsible for generating sales growth and raising productivity and profitability by reducing product cycle-times, increasing inventory turns, and improving operational efficiencies. During 2000 through 2001, he was the President and Chief Executive Officer of TIMM Communications, Inc. (“TIMM”), a technology start-up business in the transportation marketplace, in which GE held a substantial ownership. Prior to Mr. Buckley’s employment with TIMM, the company had been losing money. Mr. Buckley went to TIMM at the request of GE to determine why the company was losing money, and to close down operations if it was decided that the losses were not recoverable. As a result of an investigation conducted by Mr. Buckley, it was discovered that TIMM’s founder had been misappropriating funds. Following completion of this investigation, Mr. Buckley secured the assets of TIMM from further misappropriation by the founder, resigned from TIMM and returned to GE. TIMM was subsequently forced into bankruptcy in early 2001, and Mr. Buckley assisted TIMM’s shareholders in a successful lawsuit against the founder to recover the lost monies. Prior to joining GE, Mr. Buckley was a Senior Manager and Principal Consultant for Price Waterhouse LLP (now known as PricewaterhouseCoopers) from 1995 to 1998 and a General Manager at Palmer Incorporated from 1992 to 1995. He has an MBA from the Wharton School of Business and a Bachelor of Science from the United States Naval Academy.

Robert W. Campbell, age 49, who was elected to the Board of Directors of the Company in 1991, has been the Managing Director of Corporate Finance at B. Riley & Co. Inc. since August 2003. From 1995 to August 2003, Mr. Campbell was Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, LLC. Prior to 1995, among the corporate finance and accounting firms Mr. Campbell was associated with were the Seidler Companies, Inc. and Peat, Marwick, Mitchell & Co.

Daniel J. Donahoe III, age 73, who was elected to the Board of Directors of the Company in 1998, is co-founder and President of Red Rock Resorts, which operates special, unique boutique resorts in the Western United States. He also serves as Chairman of Daybreak Investments, a privately-held investment company. Mr. Donahoe has been actively involved in the commercial and residential real estate market in the southwest over the past 30 years.

Stanley N. Gaines, age 71, has been a director of the Company since August 2000. Mr. Gaines served as the Chairman and CEO of GNB Incorporated from 1982 to 1988. He was Sr. Vice President International from 1981 through 1983 and Group Vice President, Batteries from 1971 through 1981 for Gould Incorporated. Mr. Gaines serves on the Board of Directors of Students in Free Enterprise.

Charles R. Gwirtsman, age 52, has been a director of the Company since February 1999. He is Managing Director of KRG Capital Partners, LLC, a middle-market private equity firm. Prior to joining KRG Capital in 1996, Mr. Gwirtsman served as Senior Vice President of FCM Fiduciary Capital Management Company, the manager of two mezzanine debt funds, from January 1994 to June 1996. Prior to this, Mr. Gwirtsman was employed as a Corporate Vice President at PaineWebber, Incorporated from 1988 to 1993 as a member of the Private Finance Group. Mr. Gwirtsman serves on the Board of Directors of Cuisine Solutions and a number of privately held companies.

Charles C. McGettigan, age 61, serves as Chairman of the Board and has been a director of the Company since June 1994. Mr. McGettigan is a co-founder and managing director of McGettigan, Wick & Co., Inc., an investment banking firm formed in 1988, and a co-founder and general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Prior to founding McGettigan, Wick & Co., Inc., he was a Principal, Corporate Finance, of Hambrecht & Quist and a Senior Vice President of Dillon, Read & Co. Mr. McGettigan currently is a director of Cuisine Solutions, Inc. and Chairman of Onsite Energy.

Myron A. Wick III, age 62, became a director of the Company in June 1994. Mr. Wick is currently a managing director and co-founder of McGettigan, Wick & Co., Inc., an investment banking firm formed in 1988, and a general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Mr. Wick is a director of CTC Media and Citizens Communications.

Mr. Buckley is the only director employed by the Company. There is no family relationship between any director and any other director or executive officer of the Company. There are no arrangements or understandings between any director and any other person(s) pursuant to which he was or is to be selected a director. The Board of Directors has determined that Robert W. Campbell, Daniel J. Donahoe III, Stanley N. Gaines, Charles C. McGettigan and Charles R. Gwirtsman are “independent” as defined in the NASDAQ Stock Market rules.

Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” the nominees listed above.

Structure and Function of the Board of Directors

During the last fiscal year, the Board of Directors of the Company held six meetings. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of which he was a member.

The Board has established an Audit Committee, which is comprised of Mr. Campbell, Mr. Gwirtsman and Mr. Gaines; a Compensation Committee, which is comprised of Mr. McGettigan, Mr. Gwirtsman and Mr. Wick; and a Nominating Committee, which is comprised of Mr. Gwirtsman and Mr. McGettigan. The Board of Directors has determined that each of the committee members meets the independence requirements of the NASDAQ Stock Market and that Robert W. Campbell is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

Audit Committee

The Audit Committee meets to consult with the Company’s independent auditors concerning their engagement and audit plan, and thereafter concerning the auditor’s report and management letter and, with the assistance of the independent auditors, also monitors the adequacy of the Company’s internal accounting controls, including management’s assessment of the effectiveness of internal control over financial reporting. Its activities are described in more detail under “Report of the Audit Committee” below and in the Audit Committee Charter set forth in Appendix A to this Proxy Statement. The Audit Committee held six meetings during the last fiscal year.

Nominating Committee

The Nominating Committee met once during the last fiscal year. The Nominating Committee operates pursuant to a written charter. The charter is available on the Company’s website at www.modtech.com.

The Nominating Committee recommends to the Board of Directors candidates for election to the Board by first identifying and evaluating potential director nominees using criteria approved by the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ service to the Company during their term. This review may include number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term of office. In the case of new director candidates, the Nominating Committee will use its network of contacts to compile a list of potential candidates. It may consider candidates recommended by management. It may also engage, if it deems it appropriate, a professional search firm. The Nominating Committee has not yet utilized the services of such a firm. The Nominating Committee will determine if a nominee must be independent under the NASDAQ Stock Market rules and, if so, whether the nominee meets the test of independence as set forth in such rules.

In order to be recommended to the Board of Directors as a nominee by the Nominating Committee, each potential nominee must, at a minimum, be able to read and understand financial statements, be over 21 years of age, have a background and experience in business, which may include finance, retail or wholesale operations, marketing or other fields which will complement the talents of the other directors, be willing and able to take the time to actively participate in Board and committee meetings and related activities, and have a reputation for honesty and integrity. Other than the foregoing, there are no stated minimum criteria for director nominees, but the Nominating Committee may consider such other factors as it may deem appropriate, including, without limitation, judgment, skill, diversity, experience with businesses of comparable size to the Company, the interplay of a nominee’s experience with the experience of other directors and the extent to which a nominee would be a desirable addition to the Board of Directors and any committees of the Board.

The Nominating Committee will consider director candidates recommended by stockholders provided the procedures set forth below are followed by the stockholders in submitting recommendations. The candidates recommended by stockholders will be evaluated by the Nominating Committee in the same manner as other potential nominees using the criteria described above.

In order for a stockholder’s director candidate to be considered by the Nominating Committee for an upcoming annual meeting of stockholders, the stockholder must notify the Nominating Committee of its director candidate not less than 120 calendar days, nor more than 150 calendar days, before the anniversary of the date of the Company’s notice of annual meeting to its stockholders in connection with the previous year’s annual meeting. Recommendations must be in writing and directed to the Secretary of the Company at 2830 Barrett Avenue, Perris, California 92571. Recommendations must include (a) the name, age, business address and residence address of the candidate, (b) the principal occupation or employment of such person for the past five years, and description of employer businesses and positions held by the candidate at such employers (c) the class and number of shares of the Company which are beneficially owned by such person on the date of such stockholder’s notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors. Recommendations must be accompanied by a written consent of the proposed director candidate to stand for election if nominated by the Company’s Board of Directors and to serve on the Board if elected by the stockholders. The stockholder recommending the candidate must also give the following information about themselves, (a) the name and address, as such information appears on the Company’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Company which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholders notice, (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

After all potential nominees have been evaluated by the Nominating Committee, the nominees to be recommended to the Board of Directors will be selected by the Nominating Committee by majority vote.

Compensation Committee

With respect to compensation, the Compensation Committee determines the compensation of executive officers and the amounts of executive officers participation in stock option, bonus and other similar plans. The Compensation Committee met three times during fiscal 2005.

Compensation Committee Interlocks and Insider Participation

Neither Mr. McGettigan, Mr. Wick nor Mr. Gwirtsman has ever been an officer or employee of the Company, except that Mr. McGettigan did serve as an interim Chief Executive Officer following the resignation of the Company’s former Chief Executive Officer, Evan Gruber, on August 11, 2004, until the hiring of the Company’s current Chief Executive Officer, David M. Buckley, on September 7, 2004. None of the executive officers of the Company served as members of the compensation committee (or other board committee performing equivalent functions, or, in the absence of such a committee, the entire board of directors) of another entity during 2005.

Director Compensation

During 2005, each non-employee director, other than the Chairman of the Board, was paid an annual retainer of $10,000 plus $1,000 for each board and board committee meeting attended and $1,000 for each committee they chair. Additionally, the Chairman of the Board is paid $10,000 per month plus $1,000 for each board meeting. Once every four years, commencing with the year in which he is first elected to the Board of Directors, each non-employee director is granted an option to purchase 20,000 shares of Common Stock. Thereafter, the option vests at the rate of 25% a year for each year of service on the Board of Directors. The Company reimburses the expenses of its non-employee directors in attending Board meetings. If a director is also an employee of the Company, no compensation is paid for any services provided as a director.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors, or individual directors, may send correspondence to them in care of the Secretary of the Company at the Company’s principal executive offices located at 2830 Barrett Avenue, Perris, California 92751. Currently, the Secretary does not screen this correspondence to determine which communications will be relayed to Board members, but a majority of the independent directors may change this policy if they believe a change is necessary due to the nature and/or volume of the correspondence.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its officers, directors and employees. This code is publicly available on the Company website at www.modtech.com.

Executive Officers

The executive officers of the Company are David M. Buckley, President and Chief Executive Officer, Dennis L. Shogren, Senior Vice President of Finance, Chief Financial Officer and Secretary, and Ronald C. Savona, Senior Vice President and Division President - Modtech Construction Services. The business experience of Mr. Buckley is set forth above under the heading “Election of Directors.”

Mr. Shogren, age 52, joined Modtech in June 2003 as its Chief Financial Officer. Prior to joining the Company, Mr. Shogren held senior level positions at Haskel International from 2001 to 2003 and for Ameron International from 1997 to 2001, where he was responsible for corporate finance and reporting, manufacturing, engineering and support functions, with additional emphasis on lean manufacturing improvements. He holds an MBA degree from the University of Rochester’s William E. Simon Graduate School of Business Administration and a Bachelor of Science degree in accounting from the State University of New York at Brockport.

Mr. Savona, age 53, joined the Company in January 2003 as Director of Marketing and has served in various capacities since then. He currently serves as Division President, Modtech Construction Services and as a Senior Vice President of the Company. Mr. Savona has more than 30 years of experience in top management positions in the modular building and construction industry. From 2000 through 2002, Mr. Savona was Chief Executive Officer of Eco Building Systems, Inc., a manufacturer of modular buildings utilizing a patented glass fiber reinforced concrete wall system. While the CEO of Eco Building Systems, Inc., Mr. Savona was primarily responsible for the manufacturing operations and growth of the company. During 2002, an involuntary petition for reorganization was filed against Eco Building Systems, Inc. under Chapter 11 of the Bankruptcy Code. Mr. Savona left Eco Building Systems, Inc. in December of 2002. He is a graduate of the UCLA executive management program.

Subject to the terms of applicable employment agreements, officers serve at the pleasure of the Board of Directors. There are no arrangements or understandings by or between any executive officer and any other person(s) pursuant to which he or she was or is to be selected as an officer of the Company.

Compensation of Executive Officers

The following table summarizes the annual and long term compensation paid by the Company during fiscal years ended December 31, 2005, 2004 and 2003 to (i) its Chief Executive Officer and (ii) the four other most highly compensated executive officers, with annual compensation exceeding $100,000, serving as of December 31, 2005.

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $	Restricted Stock Awards $	Securities Underlying Options/ SARS #	LTIP Payouts	All Other Compensation $ (1)
David M. Buckley	2005	345,000	—	7,850	—	—	—	—
President, Chief Executive	2004	98,192	150,000	1,710	—	100,000	—	—
Officer and Director (2)

Dennis L. Shogren	2005	213,077	5,000	7,850	—	—	—	—
SVP, Chief Financial	2004	160,769	6,234	5,400	—	72,295	—	—
Officer and Secretary (3)	2003	83,654	6,234	—	—	25,000	—	—

Ronald C. Savona	2005	219,423	—	8,100	—	—	—	—
SVP and Division President (4)	2004	186,731	—	6,000	—	50,000	—	—

Charles C. McGettigan	2005	—	—	120,000	—	—	—	—
BOD Chair (5)	2004	—	—	120,000	—	—	—	—
_______________
(1)	The figures shown in the column designated “All Other Compensation” represent the executive officer’s share of the Company’s contribution to the 401(k) plan, see “401(k) Plan.”
(2)	Mr. Buckley joined the Company in 2004. Other annual compensation is for an automobile allowance.
(3)	Mr. Shogren joined the Company in 2003. Other annual compensation is for an automobile allowance.
(4)	Mr. Savona became an executive officer in 2004. Other annual compensation is for an automobile allowance.
(5)
Mr. McGettigan is a non-employee director and served as interim Chief Executive Officer from August 2004 to September 2004. Other annual compensation includes $10,000 paid per month to Mr. McGettigan as Chairman of the Board.

Employment Agreements

In September 2004, the Company entered into an employment agreement with Mr. Buckley that expires December 31, 2006. The agreement provides for an annual base salary of not less than $345,000 and for annual bonuses ranging from 68% to 158% of annual base salary, based on meeting certain performance targets. Mr. Buckley has the discretion to receive up to one-half (but no less than 25%) of the aggregate bonus earned in a given year in cash, with the remainder to be paid in stock options. The agreement also provided for a signing bonus of $150,000, net of taxes. If during the first 12 months of the term of the agreement Mr. Buckley’s employment is terminated by the Company without cause or because of his death or disability, Mr. Buckley will be entitled to a lump sum severance payment equal to 12 months base salary. If such termination occurs thereafter or if the Company does not renew the employment agreement upon expiration of its term, including any extended term, Mr. Buckley will be entitled to a lump sum severance payment equal to 18 months base salary. If Mr. Buckley’s employment is terminated within 12 months following a “Change of Control,” 50% of his granted but unvested stock options shall immediately vest. If the termination occurs more than 12 months after a Change of Control, 100% of his granted but unvested options shall immediately vest. The agreement defines a Change of Control as having taken place (i) if any person or entity or group of affiliated persons or entities acquires after the date of the agreement ownership of more than 50% of the Company’s outstanding common stock, and, (ii) as a result of such acquisition or in connection with certain types of transactions not unanimously approved by the Board of Directors, including a merger or sale of substantially all of the Company’s assets, the persons who were directors of the Company immediately before the acquisition cease to constitute three-fourths of the membership of the board of directors of the Company or its successor prior to the earlier of the first anniversary of the transaction or the next meeting of stockholders to elect directors, except to the extent any new directors during such period were elected or nominated by at least three-fourths of such persons or by new directors so elected or nominated. The agreement also contains non-solicitation provisions that extend for 24 months after termination of employment for any reason and confidentiality provisions which have no time limit.

In February 2006, the Company entered into employment agreements with Mr. Shogren and Mr. Savona, each of which expires December 31, 2006. Each agreement provides for an annual base salary of not less than $230,000 and for annual bonuses ranging from 50% to 100% of annual base salary, based on meeting certain performance targets. If. either individual’s employment is terminated by the Company without cause or because of his death or disability, or if the Company does not renew the employment agreement upon expiration of its term, the employee will be entitled to a lump sum severance payment equal to 12 months base salary and a pro-rated bonus based on the number of days worked during the period. Each agreement also contains non-solicitation provisions that extend for 24 months after termination of employment for any reason and confidentiality provisions which have no time limit.

401(k) Plan

Under the Company’s 401(k) Plan, our officers and other employees may elect to defer up to 12% of their compensation, subject to limitations under the Internal Revenue Code. We make contributions on a 50% matching basis. Amounts deferred are deposited by us in a trust account for distribution to employees upon retirement, attainment of age 59 1/2, permanent disability, death, termination of employment or the occurrence of conditions constituting extraordinary hardship. For the year ended December 31, 2005, the Company contributed $3,715 as matching contributions to the account of Mr. Buckley.

Stock Options

There were no options granted by the Company during the year ended December 31, 2005 to the executive officers of the Company identified in the Summary Compensation Table set forth above.

The following table sets forth information regarding options exercised during the year ended December 31, 2005 by the executive officers of the Company identified in the Summary Compensation Table set forth above, as well as the aggregate value of unexercised options held by such executives at December 31, 2005. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

Aggregated Option Exercises Last Fiscal Year and Fiscal Year End Option Values

					Value of Unexercised
	Shares		Number of Unexercised		in-the-money Options at
	Acquired on	Value	Options at Fiscal Year End (#)		Fiscal Year End ($) (1)
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Buckley	—	—	25,000	75,000	45,250	$135,750
Dennis L. Shogren	—	—	36,147	61,147	36,492	$88,742
Ronald C. Savona	—	—	62,500	87,500	26,125	$78,375
Charles C. McGettigan	—	—	52,066	5,000	$91,855	—

(1)  Calculated based on the closing price of our Common Stock as reported on the NASDAQ National Market System on December 31, 2005, which was $9.34 per share

Equity Compensation Plan Information

The following table sets forth the number of shares to be issued upon exercise of outstanding options, the weighted-average exercise price of such options, and the number of shares remaining available for issuance as of our most recent completed fiscal year.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column) (2)
Equity compensation plans approved by security holders (1)	1,373,300	$9.79	540,402

Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)   These plans consist of the May 1994 Stock Option Plan, and the 1996, 1999 and 2002 Stock Option Plans.

(2)   Adjusted for shares which were terminated in 2002, 2003 and 2004 as allowable under the 1999 and 2002 Stock Option Plans.

Compensation Committee Report

It is the policy of the Company’s Compensation Committee to establish compensation levels for the executive officers, which reflect the Company’s overall performance and their performance, responsibilities and contributions to the long-term growth and profitability of the Company. The committee determines compensation of the executive officers, including the chief executive officer, based on its evaluation of the Company’s overall performance, including various quantitative factors, primarily the Company’s financial performance, sales and earnings against the Company’s operating plan, as well as various qualitative factors such as new product development, the Company’s product and service quality, the extent to which the executive officers have contributed to forming a strong management team and other factors which the committee believes are indicative of the Company’s ongoing ability to achieve its long-term growth and profit objectives. The Compensation Committee has and may continue to rely on reports from compensation consultants in this matter.

The principal component of the compensation of the executive officers is their base salaries. The committee also retains the discretion to award bonuses based on corporate or individual performance. The committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the executive officers. Throughout the year, the committee members review the corporate and individual performance factors described above. The committee, based upon its review of performance for the previous year and its review of the Company’s operating plan, establishes salary levels and awards any bonuses to the executive officers, including the chief executive officer.

The Compensation Committee also considers grants of stock options for the Company’s key employees, including executive officers. The purpose of the stock option program is to provide incentives to the Company’s management to work to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of annual stock option grants are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

Salary for the chief executive officer is set through surveys adjusted for recent company performance with an additional bonus component based on Company performance in the current year. Mr. Buckley’s bonus in 2004 was a signing bonus deemed necessary to attract Mr. Buckley to join the Company.

Charles R. Gwirtsman	Charles C. McGettigan	Myron A. Wick III

The Compensation Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference.

Audit Committee Report

The Audit Committee (“Committee”) assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the Company’s internal controls, and the audit process. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Committee reviews the Company’s financial reporting process on behalf of the Board of Directors, but the activities of the Committee are in no way designed to supersede or alter the traditional responsibilities of the Board of Directors or independent auditors. The Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation for the quality of the audits performed by the independent auditors.

The Committee has reviewed and discussed with management the audited financial statements and the audit conducted to assess the effectiveness of the Company’s internal control over financial reporting. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements and the report on the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the selection of Peterson & Company as the Company’s independent auditors.

Robert W. Campbell	Charles R. Gwirtsman	Stanley N. Gaines

The Audit Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the report by reference.

Fees of Independent Auditors

Fees billed to the Company by Peterson & Company for services rendered during fiscal year 2005 and by KPMG LLP for services rendered during fiscal year 2004 were as follows:

	2005	2004
Audit fees	$542,186.25	$841,026
Audit-related fees:	$—	$—
Tax fees(1):	$35,411	$50,625
All other fees:	$—	$—
_________________
(1)    Tax fees primarily consist of tax compliance.
(2)    KPMG's fees billed to the Company for services during fiscal year 2005 were $55,150.

Audit Committee Pre-Approval Policies

Our Audit Committee has adopted written pre-approval policies and procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The term of such pre-approval is generally 12 months, unless the Audit Committee determines otherwise. Pre-approval fee levels for all services to be provided by the independent auditor are established periodically by the Audit Committee. The levels encompass both estimated hours for specific services and hourly fee rates. Any proposed services exceeding these fee levels require specific pre-approval by the Audit Committee. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee no later than at it’s next scheduled meeting.

Stock Performance Graph

The graph set forth below compares the stock price of the Company since January 1, 2000 against (1) the S&P 500, and (2) the composite of the companies listed by Hemscott in its non-residential building construction (“Peer Group”). The graph is based upon information provided to the Company by Hemscott.

The Stock Price Performance Graph will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the graph by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the ownership of our Common Stock as of April 25, 2006, by (i) each of the current directors, (ii) each of the executive officers identified in the Summary Compensation Table above, (iii) each person or group known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, and (iv) all current directors and executive officers as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of Modtech, 2830 Barrett Avenue, Perris, California 92571.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (1)
David M. Buckley (2)	29,700	*
Ronald C. Savona (3)	64,100	*
Dennis L. Shogren (4)	41,547	*
Daniel J. Donahoe III (5)	41,400	*
Robert W. Campbell (6)	46,947	*
Stanley N. Gaines (7)	135,000	*
Charles R. Gwirtsman (8)	357,183	2.1
Charles C. McGettigan (9) (15)	155,812	*
Myron A. Wick III (10) (15)	67,966	*
Jon D. Gruber (11) (15)	4,167,580	24.0
Gruber & McBaine Capital Management (12)(14)	3,705,127	21.3
J. Patterson McBaine (13) (14)	3,980,261	22.9
Rutabaga Capital Management LLC (15)	1,362,691	7.8
Dimensional Fund Advisors Inc. (16)	1,195,515	6.9
Dalton Greiner Hartman Maher & CO (17)	1,071,133	6.2
John Hancock Advisers LLC (18)	904,538	5.2
All directors and executive officers as a group (9 people) (2) (3) (4) (5) (6) (7) (8) (9) (10)	939,655	5.4
_______________
*	Less than one percent
(1)	Percentage ownership is calculated as required by Securities and Exchange Commission Rule 13d-3(d).
(2)	Includes options to purchase 25,000 shares pursuant to stock options exercisable within 60 days after April 25,2006.
(3)	Includes options to purchase 62,500 shares pursuant to stock options exercisable within 60 days after April 25,2006.
(4)	Includes options to purchase 36,147 shares pursuant to stock options exercisable within 60 days after April 25,2006.
(5)	Includes options to purchase 41,400 shares pursuant to stock options exercisable within 60 days after April 25,2006.
(6)	Includes options to purchase 46,947 shares pursuant to stock options exercisable within 60 days after April 25,2006.
(7)	Includes options to purchase 35,000 shares pursuant to stock options exercisable within 60 days after April 25,2006.
(8)
Includes 132,669 shares held by Capital Resources Growth, Inc., an entity of which Mr. Gwirtsman is the sole stockholder, and 189,514 shares held directly by Mr. Gwirtsman and his wife and trusts formed for the benefit of their children. Also includes options to purchase 35,000 shares pursuant to stock options exercisable within 60 days after April 25,2006.

(9)
Includes 87,500 shares owned of record directly by Mr. McGettigan and 346 shares held in a trust formed for the benefit of Mr. McGettigan’s daughter. Also includes options to purchase 52,066 pursuant to stock options exercisable within 60 days after April 25,2006.

(10)	Includes options to purchase 52,066 shares pursuant to stock options exercisable within 60 days after April 25,2006.
(11)	Includes 408,953 shares owned of record by Jon D. Gruber and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Jon D. Gruber is a managing member.
(12)	Includes shares owned of record by Lagunitas Partners, Gruber & McBaine International, Hamilton College, Wallace Foundation and Donaghy Sales, Inc..

(13)	Includes 258,134 shares owned of record directly by Mr. McBaine, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. McBaine is a managing member.
(14)	The address of each of Charles C. McGettigan, Myron A. Wick III, Jon D. Gruber, Gruber & McBaine Capital Management and J. Patterson McBaine is 50 Osgood Place, San Francisco, CA 94133.
(15)	The address of Rutabaga Capital Management LLC is 64 Broad Street 3rd Floor, Boston, MA 02109.
(16)	The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(17)	The address of Dalton Greiner Hartman Maher & Co is 565 Fifth Avenue, Suite 2101, New York, NY 10017.
(18)
The address of John Hancock Advisers LLC (JHA) is 601 Congress Street, Boston, Massachusetts 02210. Through its parent-subsidiary relationship to JHA, Manulife Financial Corporation (MFC) may be deemed to have beneficial ownership of these same shares. The address of MFC is 200 Bloor Street, East, Toronto, Ontario, Canada, M4W 1E5.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based solely on the Company’s review of such reports, the Company believes that all Section 16(a) filing requirements applicable to all such persons were complied with during the fiscal year covered by this report.

Proposal No. 2

APPROVAL OF AN AMENDMENT TO THE 2002 NONSTATUTORY STOCK OPTION PLAN

The Company's 2002 Nonstatutory Stock Option Plan (the "2002 Stock Option Plan") currently only allows for the granting of nonstatutory stock options that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Pursuant to Statement of Financial Accounting Standards (SFAS) 123R issued by the Financial Accounting Standards Board (FASB), beginning January 1, 2006, the Company will be required, to recognize the fair value of these stock option grants, including unvested outstanding options, as compensation cost in its financial statements. Previously, these options did not result in a charge to earnings.

Because under SFAS 123R the accounting for stock options is now similar to other forms of equity compensation, the Board of Directors approved an amendment to the 2002 Stock Option Plan to provide for the granting of (i) restricted stock and/or restricted stock units, (ii) stock appreciation rights, and (iii) stock bonuses (the "Amended Plan"). The Amended Plan also sets for the business criteria for "performance-based compensation" that is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, restricts the number of shares that may be granted to any one recipient in any one fiscal year to 100,000, and defines termination for cause (which was previously subject to definition in each stock option grant).

Stockholder approval of the Amended Plan is required under NASDAQ rules and for the Company to maintain the deductibility of performance-based compensation granted under the Amended Plan to the extent such compensation might be subject to Section 162(m) of the Internal Revenue Code. The Amended Plan will not become effective unless approved by the stockholders at the Annual Meeting. No awards of restricted stock, restricted stock units, stock bonuses or stock appreciation rights have been granted or will be granted unless and until the Amended Plan is approved by the stockholders at the Annual Meeting. If the Amended Plan is not approved, the 2002 Stock Option Plan as currently in effect will remain in full force and effect.

The 2002 Stock Option Plan was approved at the annual meeting of stockholders held on August 6, 2002 and amended by the stockholders at the annual meeting held on January 3, 2006 to increase the authorized shares under the Plan from 1 million to 2 million. As of April 25, 2006, options for 744,005 shares of common stock are outstanding under the 2002 Plan and 1,255,995 shares remain available for issuance under the 2002 Plan as of that date.

Summary Description of the Amended Plan

The following is a summary of certain features of the Amended Plan qualified in its entirety by reference to the full text of the Amended Plan, which is attached to this Proxy Statement as Appendix B. Except for the amendments described above and as such amendments may be further described below or in the Amended Plan, there have been no material changes to the 2002 Stock Option Plan.

General

The purpose of the Amended Plan is to provide an additional incentive to employees and directors to enter into and remain in the service or employ of the Company by providing such individuals with an opportunity to acquire an equity interest in the Company. In addition, the Board of Directors believes that the receipt of equity interests in the Company encourages the recipients to contribute materially to the growth of the Company and further align the interests of such recipients with the interests of stockholders.

The Amended Plan permits the Company to grant to employees, officers, directors, consultants, independent contractors and advisors of the Company and any of its subsidiaries or parent companies awards of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights and stock bonuses. The Amended Plan does not provide for the granting of incentive stock options.

Nonstatutory stock options are options that are not subject to the restrictions imposed on incentive stock options. They do not receive the favorable tax treatment of incentive stock options.

A restricted stock award or restricted stock unit award is the grant of the Company's common stock either currently (in the case of restricted stock) or at a future date (in the case of restricted stock units) that is subject to a risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals or both. The restrictions will lapse in accordance with a schedule or other conditions as set forth in each award. During the period of restriction, recipients holding restricted stock may, if permitted by the terms of their award, have full voting and dividend rights with respect to their shares. The grant of a restricted stock award or restricted stock unit award may, but is not required to, set forth a purchase price to be paid for the award.

Stock appreciation rights entitle a recipient to receive a payment equal to or otherwise based on the difference between the fair market value of a specified number of shares of the Company's common stock on the date of exercise of the award over the fair market value of such shares on the date the award is granted. The award agreement may provide for settlement of the award in cash, shares of Company common stock, or a combination of both.

A stock bonus award is a contingent right to receive shares of Company common stock if the performance goals set forth in the award agreement are met.

If the Company's ability to deduct the compensation paid to any individual becomes subject to the annual $1 million limit set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may grant awards designed to qualify as "performance-based compensation" that are exempt from the deduction limitation. The business criteria pursuant to which such compensation may be earned is set forth in the Amended Plan and includes improvements to operating profit, income, earnings, sales or returns on capital or equity. The number of shares that may be subject to all awards under the Amended Plan granted to any one recipient in any fiscal year is 100,000.

The Amended Plan is administered by a committee of the Board of Directors comprised of two or more Anon-employee directors@ within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 appointed to administer the Amended Plan, or if no such committee is appointed, by the Board of Directors acting as the committee (collectively the "Committee"). The Committee may construe and interpret the Amended Plan, grant waivers, correct defects and make all other determinations necessary or advisable for the administration of the Amended Plan. The Committee has the authority to determine: (i) the individuals to whom awards shall be granted; (ii) the size of the awards to be made to each individual; (iii) when awards will be granted; and (iv) the terms of each award (which need not be the same for each recipient) including, vesting, acceleration and, if applicable, performance criteria and any restrictions or risks of forfeiture. So long as its actions do not impair the rights of any award holder, the Committee also has the authority to modify, extend or renew the terms of previously issued awards grant new awards in substitution of existing awards, and reduce the exercise price of existing awards, but not below the fair market value of the shares on the date the exercise price is reduced. The Committee has not previously repriced any options issued under the 2002 Stock Option Plan or modified, extended, renewed or replaced any such options.

The exercise price of the awards is determined by the Committee and set forth in an award agreement entered into with the recipient; provided, however, that the exercise price of nonqualified stock options cannot be less than the fair market value of the Company's common stock on the date of grant. The fair market value is deemed to be the closing price on the Nasdaq National Market on the date of grant. On April 15, 2006, the closing price for a share of the Company's common stock, as reported on the Nasdaq National Market was $10.26

The exercise price of awards granted under the Amended Plan may be paid by (1)check; (2)cancellation of indebtedness of the Company to the option holder; (3)surrender of shares of Company Common Stock owned by the option holder; (4) tender of a full recourse promissory note; (5) waiver of compensation due to or accrued by the option holder for services rendered; (6) a "same-day sale" commitment from the option holder and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) a "margin" commitment from the option holder and an NASD broker; or (8) any combination of the foregoing.

The Committee specifies the time or times at which awards will be exercisable or vest. Except as otherwise determined by the Committee and set forth in the award grant, awards may be exercised, to the extent vested, up to 12 months following the death or disability of the recipient and up to three months following termination of employment for any other reason, except for cause. Awards cease to vest upon termination of employment. Notwithstanding the foregoing, no award may be exercised after the period of exercisability set forth in the award agreement. Unexercised awards will be canceled upon termination of employment if the recipient is terminated for cause, but the Committee may waive such provision and allow the award to be exercised for up to 30 days following termination for cause.

If any award granted pursuant to the Amended Plan expires or terminates for any reason without being fully exercised, the remaining shares underlying the award can become available again for issuance in connection with future awards.

In the event of a merger or consolidation in which more than 50% of the ownership of the Company changes hands or the disposition of substantially all of the assets of the Company in a dissolution or liquidation, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Amended Plan or provide substantially similar consideration, shares or other property as was provided to stockholders of the Company in such transaction (after taking into account the provisions of the awards). In the event that the successor corporation in such transaction does not assume or substitute the awards, those awards that are not fully vested will automatically fully vest immediately prior to the effective date of the merger, consolidation or disposition. The Committee may, at is option, accelerate the vesting of awards that would otherwise be assumed in the transaction. In the event the Company acquires another company, it may substitute or assume outstanding awards granted by the acquired company by either granting replacement awards under the Amended Plan, or assuming the awards as if they had been granted under the Amended Plan.

The Committee may adjust the number of shares covered by outstanding awards, the kind of shares issued under the Amended Plan and the price per share of common stock available for issuance under the Amended Plan, at any time to reflect any change in the capital structure of the Company affecting outstanding shares of common stock, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other similar change in the capital structure of the Company.

No award may be transferred, except by will or the laws of descent and distribution, and as permitted by the Committee.

The Committee may amend or terminate the Amended Plan at any time; provided, however, that the Committee will not increase the aggregate number of shares that may be issued or transferred under the Amended Plan or upon which awards under the Amended Plan may be granted, or otherwise materially modify the Amended Plan, without stockholder approval to the extent such approval is required in order to comply with the Internal Revenue Code or applicable laws, or to comply with applicable stock exchange requirements.

Federal Income Tax Information

The following is a brief summary as of the date of this Proxy Statement of the federal income tax consequences to the Company and award holders under the Amended Plan. The federal tax laws may change and the federal, state and local tax consequences for any award holder will depend upon his or her individual circumstances.

An option holder will not recognize any taxable income at the time a nonstatutory stock option is granted. However, upon exercise of a nonstatutory stock option, the option holder must include in income as compensation an amount equal to the difference between the fair market value of the purchased shares on the date of exercise and the option holder’s exercise price for these shares. The included amount must be treated as ordinary income by the option holder and may be subject to withholding by the Company (either by payment in cash or withholding out of the option holder’s salary). Upon resale of the shares by the option holder, any subsequent appreciation or depreciation in the value of the shares will be treated as long or short term capital gain or loss, depending on the length of the holding period.

A recipient of an award of restricted stock units will not recognize taxable income in the year of the award. Ordinary income will be recognized in the year the restrictions lapse in an amount equal to the fair market value of the shares on the date the restrictions lapse, less any payment made for the shares. A recipient may make an election under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the shares on the date of the award determined without regard to the restrictions, less any amount paid for the stock . Any subsequent increase in value of the shares recognized upon sale of the shares would taxed at capital gain rates.

The fair market value on the date of distribution of the common stock distributed in payment of a restricted stock unit will be taxable as ordinary income in the year of distribution.

A stock bonus award that consists of restricted stock or restricted stock units will be taxed in the same manner as restricted stock awards or restricted stock unit awards. A stock bonus that does not consist of restricted stock or restricted stock units is taxable to the recipient as ordinary income at the time of grant.

The grant of a stock appreciation right is not taxable to the recipient. When the right is exercised, the recipient will recognize ordinary income equal to the value of the cash or shares received.

The Company generally will be entitled to a compensation deduction for Federal income tax purposes in an amount equal to, and in the same year as, the ordinary income recognized by the recipients of awards under the Amended Plan, subject to the provisions of Section 162(m) and Section 280G of the Internal Revenue Code.

Any acceleration of the vesting or payment of awards under the Amended Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, which may subject the award holder to a 20% excise tax and which may not be deductible by the Company.

The Company anticipates that any compensation deemed paid by it in connection with exercises of awards granted under the Amended will, to the extent necessary, qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to the awards is expected to remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

The Company may deduct, from any payment of cash or distribution of shares under the Amended Plan, the amount of any tax required by law to be withheld with respect to such payment or distribution, or may require the award holder to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Committee, an award holder may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of Company common stock from any payment under the plan or by the award holder delivering shares of Company common stock to the Company. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is so satisfied will be determined using the fair market value of the Company common stock on the date when the amount of taxes to be withheld is determined.

Accounting Treatment

Under prior SFAS No. 123 option grants at 100% of fair market value did not result in any charge to the Company's earnings. However, the Company was required to disclose in footnotes and pro forma statements to the Company's financial statements, the impact the options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. On December 16, 2004, the FASB issued SFAS 123R which requires all share-based payments to employees, including grants of employee stock options to be recognized in the financial statements based on their fair values. Pro forma disclosure are no longer an alternative to financial statement recognition. SFAS 123R became effective for the Company beginning January 1, 2006. The number of outstanding awards may also be a factor in determining the Company's earnings per share on a diluted basis.

Awards under the Amended Plan

Because grants under the Amended Plan are discretionary, the Company cannot determine at this time the number of awards that will be granted to any particular executive officers, all executive officers as a group or to non-executive officers or directors as a group. The number of such awards will be determined by the Committee from time to time in accordance with the terms of the Amended Plan.

The Committee did not award any options under the 2002 Stock Option Plan during fiscal 2005.

 Recommendation

Our Board of Directors unanimously recommends that you vote "FOR" the amendment to our 2002 Nonstatutory Stock Option Plan to allow for the granting of additional forms of equity compensation.

Proposal No. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Peterson & Company as the independent auditors for the Company for the 2006 fiscal year.

Although stockholder ratification is not required, the appointment of Peterson & Company is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the appointment is not ratified, the Audit Committee will consider the engagement of other independent accountants. Even if the appointment is ratified, the Audit Committee may terminate Peterson & Company’s engagement as the Company’s independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination appropriate.

No representatives of Peterson & Company are expected to be present at the Annual Meeting.

Recommendation

Our Board of Directors unanimously recommends that the Company’s stockholders vote “FOR” ratification of Peterson & Company as independent auditors for the 2006 fiscal year.

CHANGE OF INDEPENDENT AUDITORS

On April 11, 2005, KPMG LLP (“KPMG”) advised us that it would not stand for reelection as our independent registered public accounting firm following completion of its audit of the Company's consolidated financial statements for the year ended December 31, 2004, and management’s assessment of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004. On June 23, 2005, after filing our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, KPMG’s resignation became effective.

The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on our management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that we did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and the report contains explanatory paragraphs as described in Item 9A(d), Report of Independent Registered Public Accounting Firm, included in the our Annual Report on Form 10-K. In that report, the following material weaknesses were identified and included in our management’s assessment as of December 31, 2004:

•	Lack of necessary depth of personnel with sufficient technical accounting expertise to ensure preparation of interim and annual financial statements without material misstatements.
•	Insufficient procedures associated with accounting for long-term revenue contracts to ensure that revenue and costs were properly reflected in the consolidated financial statements.
•	Inappropriate controls over inventory cost valuation, resulting in material misstatements to amounts recorded for inventory and cost of sales.
•	Inadequate access and segregation of duty controls within the accounts payable and payroll applications.
•	Inadequate controls over spreadsheets used in the financial reporting process.
•	Several information technology general control deficiencies which in the aggregate represented a material weakness in the control environment.
•
Insufficient program for monitoring the effectiveness of internal control over financial reporting, including information technology related controls, in that the program did not provide for a basis to monitor the quality of internal control performance over time.

In connection with the audits of the fiscal years ended December 31, 2003 and December 31, 2004, and the subsequent interim period through April 11, 2005, there were: (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the

Securities and Exchange Commission), except KPMG did report and advise the Company of the material weaknesses described above. KPMG furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the preceding statements which letter was filed with the Company's current report on Form 8-K/A on June 28, 2005.

On May 4, 2005, we engaged Peterson & Company (“Peterson”) as our independent registered public accountants for the interim periods after December 31, 2004 and the year ending December 31, 2005. The decision to retain Peterson was approved by our Audit Committee. During our two most recent fiscal years and all subsequent interim periods, we did not consult with Peterson (i) regarding the application of accounting principles to a specific transaction, either completed or proposed, (ii) on any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v)of Regulation S-K, or (iii) the type of audit opinion that might be rendered on our financial statements, nor during such period did Peterson provide to us, either a written report or oral advice, that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting of stockholders, proposals by the Company’s stockholders intended to be presented at such annual meeting must be received by the Company no later than February 13, 2007. Proposals must comply with the requirements as to form and substance set forth in the Company’s Bylaws and established by the Securities and Exchange Commission for proposals in order to be included in the proxy statement.

A stockholder proposal for the Company’s next annual stockholders’ meeting that is not requested to be included in the Company’s proxy materials will be considered untimely if received by the Company after April 29, 2007. Accordingly, the proxy with respect to the Company’s next annual stockholders’ meeting will confer discretionary authority to vote on any stockholder proposals received by the Company after April 29, 2007.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the person named in the enclosed proxy to vote under the authority therein given in accordance with his best judgment.

ANNUAL REPORT

Our 2005 Annual Report on Form 10-K, which includes audited financial statements for the fiscal year ended December 31, 2005 and other financial information about us, accompanies this Proxy Statement.

By Order of the Board of Directors,

Dennis L. Shogren
Senior Vice President of Finance, Chief Financial Officer and Secretary
May 8, 2006

MODTECH HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David M. Buckley and Charles C. McGettigan, or either of them, as attorney-in-fact and proxy for the undersigned, each with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Modtech Holdings, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held on June 13, 2006, or at any adjournment or continuation thereof.

(To be signed and dated on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

< FOLD AND DETACH HERE>

Please
				Mark Here	☐
for Address
Change or
Comments
SEE REVERSE SIDE

The Board of Directors recommends a vote			The Board of Directors recommends a vote “For”
“For” All Nominees Listed Below.			the following Proposal
	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominee(s) listed below	2. Approval of the proposed amendment to the 2002 Stock Option Plan.	FOR	AGAINST	ABSTAIN
				☐	☐	☐

1. ELECTION OF DIRECTORS:	☐	☐	3. Ratification of the appointment of Peterson & Company as the Company’s independent auditors for the year ending December 31, 2006.	☐	☐	☐

01. David M. Buckley,
02. Robert W. Campbell,
03. Daniel J. Donahoe III,
04. Stanley N. Gaines,
05. Charles R. Gwirtsman,
06. Charles C. McGettigan,
07. Myron A. Wick III.

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.)

In their discretion, the proxy holders are authorized to vote on such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S).
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR
ALL NOMINEES FOR DIRECTOR, THE RATIFICATION OF THE
APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS, AND, IN THE
DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS
AS MAY PROPERLY COME BEFORE THE MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN
THIS PROXY, USING THE ENCLOSED ENVELOPE.

Signature
	Signature (if held jointly)	Dated	, 2006

NOTE: Please sign as name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

<FOLD AND DETACH HERE >

Appendix A

MODTECH HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors of Modtech Holdings, Inc., a Delaware corporation (the Company) for the primary purposes of:

•
Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

•	Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company’s financial management and independent accountants.

COMPOSITION AND QUALIFICATIONS

The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence requirements of the Nasdaq Stock Market, Inc. Each member of the Audit Committee shall have the ability to understand fundamental financial statements. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

The Audit Committee will:

1)     General

•
Review with management and the independent accountants the annual audited financial statements and the audit of the effectiveness of the Company’s internal control over financial reporting. In connection with such review, the Audit Committee will:

•	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•	Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements.

•	Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

•
Review with the independent accountants any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work, any management letter provided by the independent accountants, and management’s response to such letter.

•
Review with the independent accountants the adequacy of the Company’s internal controls, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and any significant findings and recommendations.

2)    Review (by full Committee or Chair) with management and the independent accountants the Company’s quarterly financial statements in advance of SEC filings.

3)     Oversee the external audit coverage. The Company’s independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, which have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. In connection with its oversight of the external audit coverage, the Audit Committee will:

•	Appoint and, where appropriate, replace the independent accountants.

•	Approve the engagement letter and the fees to be paid to the independent accountants.

•
Obtain confirmation and assurance as to the independent accountant’s independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accountants’ report to satisfy itself of their independence.

•	Review and evaluate the performance of the independent accountants

4)     Pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by its independent auditors, subject to certain permitted de minimus exceptions for non-audit services. Such authority may be delegated to sub-committees of one or more members, provided that the decisions of such sub-committees are presented to the Audit Committee at its next scheduled meeting.

5)     Have the authority to retain independent legal, accounting or other advisors to the extent it deems necessary. The Audit Committee shall be provided the necessary resources for such purposes.

6)     Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

7)    Meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled.

8)    Meet at least annually in separate executive session with each of the chief financial officer and the independent accountants.

9)    Review periodically with the Company’s counsel (i) legal and regulatory matters which may have a material affect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

10)  Report regularly to the Board of Directors with respect to Audit Committee activities.

11)  Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for each annual meeting.

12)  Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America or to assess the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company’s corporate policies.

Appendix B

MODTECH HOLDINGS, INC.

2002 EQUITY INCENTIVE PLAN
(FKA 2002 Nonstatutory Stock Option Plan)

Originally Approved August 6, 2002
As Amended January 3, 2006 and as Proposed to be amended June 13, 2006

1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through grants of Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Bonus Awards and Stock Appreciation Rights. Capitalized terms not defined in the text of this Plan are defined in Section 20.

2.  Shares Subject to the Plan

2.1 Number of Shares Available. Subject to Sections 2.2 and 14, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be Two Million (2,000,000)1  Increased from 1 million Shares to reflect the authorization of an additional 1 million Shares for issuance under the Plan approved by the Company's stockholders on January 3, 2006. Shares and the maximum number of Shares that may be subject to all Awards granted to any one participant in any one fiscal year is 100,000. Shares that are subject to issuance upon exercise of an Award but cease to be subject to such Award for any reason other than exercise of such Award will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.2  Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, and (b) the Exercise Price, of and number of Shares subject to, outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provide, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. Eligibility. Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors, and advisors render bona fide services not in connection with the offer and sale of securities in a capital raising transaction.

4. Administration.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	grant waivers of Plan or Award conditions;

______________
1   Increased from 1 million Shares to reflect the authorization of an additional 1 million Shares for issuance under the Plan approved by the Company's stockholders on January 3, 2006.

(f)	determine the vesting and exercisability of Awards;

(g)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; and

(h)	make all other determinations necessary or advisable for the administration of this Plan.

4.2 Discretion. Any determination made by the Board or Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

5.  Awards. All Awards granted shall be either Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Bonus Awards or Stock Appreciation Rights. No other form of Award may be made under this Plan. The Committee will have the discretion to determine, the number of Shares subject to the Award, the Exercise Price of the Award, if any, the period during which the Award may be exercised, if required, and all other terms and conditions of the Award, subject to the following:

5.1 Options. All Options granted will be nonstatutory stock options, which are options not intended to satisfy the requirements of incentive stock options under Section 422 of the Code, or comply with the requirements for employee stock purchase plans under Section 423 of the Code.

5.2 Restricted Stock Awards & Restricted Stock Unit Awards. A Restricted Stock Award is a grant to a Participant of Shares where the Shares are subject to a risk of forfeiture or other restrictions that will lapse upon achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives, all as determined by the Committee and set forth in the Award Agreement ("Restricted Stock") A Restricted Stock Unit Award is a grant of a right to receive Shares in the future where the right to receive such Shares is subject to the same risk of forfeiture or other restrictions as set forth in the preceding sentence ("Restricted Stock Unit"). The Committee may, in its sole discretion, require a Participant to pay a purchase price for the Restricted Stock. The Committee may provide for the lapse of the restrictions on the Restricted Stock or Restricted Unit in installments and may accelerate or waive such restrictions, in whole or in part, based on length of service, performance or such other factors or criteria as the Committee may determine.

Unless the Award Agreement provides otherwise, holders of Shares of Restricted Stock shall have the right to vote such Shares and receive any dividends declared or paid with respect to such Shares; provided, however, that such dividends must be reinvested in Shares of Restricted Stock. All distributions made with respect to Restricted Stock as a result of any stock split, stock dividend, reverse stock split, merger, reorganization, combination of shares or other similar transaction shall be subject to the restrictions of the original Award Agreement.

The Company may retain custody of any certificates evidencing Restricted Stock during the Restricted Period and the Participant may not sell, transfer, pledge, exchange, or otherwise dispose of Restricted Stock during the Restricted Period.

Unless the Award Agreement provides otherwise, holders of a Restricted Stock Unit have no rights as stockholders of the Company as a result of such Restricted Stock Unit.

5.3  Stock Bonus Awards. A Stock Bonus Award is a grant of Shares or a right to receive Shares (which may consist of Restricted Stock) that is made upon the achievement of performance goals or other objectives during a specified period as set forth in the Award Agreement or that is contingent upon the achievement such goals or objectives. The Committee will determine the number of Shares to be awarded to the Participant and whether some or all of such Shares will be Restricted Stock. If the Stock Bonus Award is being earned upon the satisfaction of performance goals pursuant to the Award Agreement, then the Committee will determine: (a) the nature, length and starting date of any period during which performance is to be measured (the “Performance Period”) for each Stock Bonus Award; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant, and (d) the extent to which such Stock Bonus Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Based Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Performance Based Stock Awards to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

5.4 Stock Appreciation Rights. A Stock Appreciation Right is an Award that entitles the Participant to receive in cash or Shares value equal to or otherwise based on the excess of (a) the Fair Market Value of a specified number of Shares at the time of exercise over the Fair Market Value of such Shares on the date of the Award. Settlement of Stock Appreciation Rights may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee and set forth in the Award Agreement. Stock Appreciation Rights that may be settled all or partially in cash may have such additional provisions as the Committee deems necessary to comply with Section 409A of the Code.

5.5 Form of Award Grant. Each Award granted under this Plan will be evidenced by a written Award Agreement, which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.6 Date of Grant. The date of grant of an Award will be the date on which the Committee makes the determination to grant such Award, unless otherwise specified by the Committee. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Award.

5.7 Vesting Period. Each Award will vest (which includes the lapsing of restrictions or risks of forfeiture) and become exercisable (to the extent the Award must be exercised) within the times or upon the events determined by the Committee as set forth in the Award Agreement governing the Award. The Committee may provide for Awards to vest at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.8 Exercise Price. The Exercise Price of any Award that requires payment for Shares will be determined by the Committee when the Award is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant, except in the case of a Restricted Stock Award or Restricted Stock Unit Award. Payment for the Shares purchased may be made in accordance with Section 6 of this Plan.

5.9 Method of Exercise. Awards that are subject to being exercised may be exercised only by delivery to the Company of a written exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws and the terms of the Award Agreement, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.10 Performance-Based Compensation. From and after the date on which compensation paid pursuant to the Plan becomes subject to the deduction limitation of Section 162(m) of the Code, the Committee may designate whether any Award is intended to be "performance-based compensation" as that term is used in Section 162(m). Any Award that is designated as intended to be "performance-based compensation" shall be conditioned on achievement of any one or more of the following Performance Measures: (a) earnings or earnings per share (whether on a pre-tax, after tax, operational or other basis), (b) return on equity, (c) return on assets or net assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow, (f) revenues, (g) income or operating income, (h) expenses or expense levels, (i) one or more operating ratios, (j) stock price, (k) total stockholder return, (l) market share, (m) operating profit, (n) profit margin, (o) capital expenditures, (p) net borrowing, debt leverage levels, (q) the accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions, (r) net asset value per share, (s) sales growth (in general, by type of product, by type of customer or otherwise), (t) asset growth, (u) cost or expense reductions, (v) introduction or conversion of product brands, (w) achievement of specified management business objectives, or (x) economic value added. Performance Measures may be stated either on an absolute or relative basis , may include positive results, maintaining the status quo or limiting economic losses, and may be based on the performance of an individual Participant, the Company as a whole, or any Parent, Subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed.

For Awards intended to be "performance-based compensation" under Section 162(m) of the Code, the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under such Code section.

Awards that are intended to be conditioned upon achievement of one or more Performance Measures may not be adjusted upward, but the Committee may adjust the Awards downward to the extent provided in the Award Agreement. The Committee may not change the Performance Measures without stockholder approval, unless permitted under applicable laws and regulations.

5.11 Termination. Except as otherwise determined by the Committee and set forth in the Award Agreement:

(a)
If a Participant with a Stock Bonus Award is terminated during a Performance Period for any reason, then such Participant will be entitled to payment with respect to a Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Award Agreement.

(b)
If the Participant is Terminated for any reason except death, Disability or Cause, then the Participant may exercise their Award, if such Award requires exercise, by the Participant, no later than three (3) months after the Termination Date, but only to the extent that such Award would have been exercisable upon the Termination Date, and in any event, no later than the expiration date of the Award. In the case of a Restricted Stock Award or Restricted Stock Unit Award, the right to any Shares that are still subject to a risk of forfeiture or other restrictions shall immediately terminate. The Participant shall have no further rights with respect to the unvested Shares of Restricted Stock including, without limitation, the right to vote the Shares or receive dividends with respect to the Shares.

(c)
If the Participant is Terminated because of the Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of the Participant's death or disability), then (i)the Participant's Award may be exercised only to the extent that such Award would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Award, and (ii) Restricted Stock Awards and Restricted Stock Unit Awards shall fully vest on the date of death or Disability if vesting is based solely on continued service, but if vesting is based in whole or in part on performance, Restricted Stock Awards and Restricted Stock Unit Awards shall be immediately terminated to the extent not yet vested.

(d)
Notwithstanding (a), (b) and (c) above, if the Participant is Terminated for Cause, any Award not vested in full (and fully exercised if subject to being exercised) prior to such termination will be deemed automatically canceled and may not further vest or be further exercised on or after the Termination Date. The Committee may, in its discretion, waive the provisions of this paragraph (d) and allow the Participant to exercise the Award to the extent vested on the Termination Date until the earlier of the expiration of the Award or 30 days after the Termination Date.

5.12 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that must be purchased on any exercise of an Award provided that such minimum number will not prevent the Participant from exercising the Award for the full number of Shares for which it is then exercisable.

5.13 Modification. Extension or Renewal. The Committee may modify, extend or renew outstanding Awards and authorize the grant of new Awards in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Award previously granted. The Committee may reduce the Exercise Price, if any, of outstanding Awards without the consent of the Participants affected by a written notice to them; provided, however that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.8 of this Plan for Awards granted on the date the action is taken to reduce the Exercise Price.

6.            Payment for Share Purchases.

6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of shares of common stock of the Company that are acceptable to the Committee;

(c)	by tender of a full recourse promissory note having such terms, including security for the note, as the Committee may determine, or as may be required by law;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	provided that a public market for the Company's stock exists:

(1)
through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)
through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Award and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by any combination of the foregoing, or by such other method as is approved by the Committee and otherwise permitted by law.

6.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

7.            Withholding Taxes.

7.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

7.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee and will be subject to such additional restrictions as the Committee may elect to impose.

8.  Rights as a Stockholder. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 2.2 above.

9.  Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by any Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of a Participant, the Award will be exercisable only by the Participant, and any elections with respect to the Award, may be made only by the Participant.

10.  Certificates. All certificates for Shares delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

11.  Exchange of Awards. The Committee may, at any time or from time to time with the consent of the respective Participants issue new Awards in exchange for the surrender and cancellation of existing Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

12.  Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.

13.  No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate any Participant's employment or other relationship at any time, with or without cause.

14.           Corporate Transactions.

14 .1 Acceleration; Assumption or Replacement of Awards by Successor. Unless assumed, converted or replaced as provided for below, each Award outstanding at the time of a Corporate Transaction that is not otherwise fully vested shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Shares at the time subject to that Award. An outstanding Award shall not so accelerate if and to the extent: (i) such Award is, in connection with the Corporate Transaction, assumed, converted or replaced or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Corporate Transaction, (ii) such Award is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Shares for which the Award is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those Shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Committee at the time of it was granted. Immediately following the consummation of the Corporate Transaction, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Corporate Transaction. Each Award which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Award been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the Exercise Price payable per Share under each outstanding Award, provided the aggregate Exercise Price payable for such securities shall remain the same, and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan. The Committee may at any time provide that one or more Awards will automatically accelerate in connection with a Corporate Transaction, whether or not those Awards are assumed or otherwise continued in full force and effect pursuant to the terms of the Corporate Transaction. Any such Award shall accordingly become exercisable, immediately prior to the effective date of such Corporate Transaction, for all of the Shares at the time subject to that Award.

14.2 Other Treatment of Awards. Subject to any greater rights granted to the Participants under the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

14.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately). In the event the Company elects to grant a new Award rather than assuming an existing award, such new Award may be granted with a similarly adjusted Exercise Price.

15.  Adoption and Stockholder Approval. This Plan was adopted by the Board effective as of March 5, 2002. The Board may at its discretion seek stockholder approval of this Plan, if it determines that such approval is required by law, The Nasdaq Stock Market Marketplace Rules, or is otherwise necessary or desirable.

16.  Term of Plan. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

17.  Amendment or Termination of Plan. The Board may at any time terminate or amend the Plan without the approval of the stockholders of the Company, unless such approval is required by law (including Section 16(b) of the Exchange Act), The Nasdaq Market Marketplace Rules, or otherwise. Notwithstanding the foregoing, no amendment or termination may, in the absence of written consent by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board; provided that adjustments pursuant to Section 2.2 and 14 shall not require the consent of any Participant.

18.  Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19.  Section 409A. Any Award that is subject to Section 409A of the Code and does not comply with the provisions thereof necessary to avoid the imposition of taxes, penalties and interest under such section shall be deemed amended to the minimum extent necessary to comply with such provisions, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

20.  Definitions.

“Award” means any award granted under this Plan, including any Option, Restricted Stock Award or Stock Bonus Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

"Cause" means a finding by the Committee of acts or omissions constituting, in the Committee’s reasonable judgment, (a) a breach of duty by the Participant in the course of his employment involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (b) conduct by the Participant that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the Participant to such an extent that the Company’s best interests reasonably require the termination of the Participant’s employment; (c) acts or omissions of the Participant materially in violation of his obligations under any written employment or other agreement between the Participant.

“Committee” means a committee of the Board comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act appointed to administer this Plan, or if no such committee is appointed, the Board. The Committee may consist of persons who are not “non-employee directors” within the meaning of Rule 16b-3 if the Awards are approved by the Board or stockholders, or if the Awards may not be exercised for at least 6 months from the date of grant. During all times that the Company is subject to Section 16 of the Exchange Act, the Company will take appropriate steps to comply with the administration requirements of Section 16(b) of the Exchange Act.

“Company” means Modtech Holdings, Inc., a Delaware corporation, or any successor corporation.

“Corporate Transaction” means:

(a)
a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company are transferred to a person or persons different from the person or persons holding those securities immediately prior to such transaction, or

(b)	the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company.

 “Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e) (3) of the Code, as determined by the Committee.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

 "Exercise Agreement" is defined in Section 5.9 above.

 “Exercise Price” means the price at which a holder of an Award may purchase the Shares issuable upon exercise of the Award.

“Fair Market Value” means, as of any date, the value of a share of the Company's Common Stock determined as follows:

(a)
if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination (if such day is a trading day), and, if such date of determination is not a trading day, then on the last trading day prior to the date of determination;

(b)
if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(c)
if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

 “Option” means an Award of an option to purchase Shares pursuant to Section 5.1.

 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 “Participant” means a person who receives an Award under this Plan.

 "Performance Measures" are those standards set forth in Section 5.10 on which Awards of "performance-based compensation" as defined in Section 162(m) of the Code must be based.

 “Performance Period” is defined in Section 5.3.

 “Plan” means this Modtech Holdings, Inc. 2002 Equity Compensation Plan, as amended from time to time.

 "Restricted Period" means the period established by the Committee with respect to a Restricted Stock Award or Restricted Stock Unit Award during which the Award remains subject to forfeiture or other restrictions.

 "Restricted Stock" means Shares that are subject to a risk of forfeiture or other restrictions that will lapse upon the occurrence of an event or passage of time, or both, as set forth in Section 5.2.

 "Restricted Stock Award" means an Award of Restricted Stock pursuant to Section 5.2.

 "Restricted Stock Unit" means the right to acquire Shares which right is subject to a risk of forfeiture or other restrictions that will lapse upon the occurrence of an event or passage of time, or both, as set forth in Section 5.2

 "Restricted Stock Unit Award" means an Award of Restricted Stock Units pursuant to Section 5.2.

 “SEC” means the Securities and Exchange Commission.

 “Securities Act” means the Securities Act of 1933, as amended.

 “Shares” means shares of the Company's Common Stock and any successor security.

 "Stock Appreciation Rights" means an Award pursuant to Section 5.4.

 “Stock Bonus Award" means an Award of Shares pursuant to Section 5.3.

 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the  "Termination Date”).